Exhibit 10.3

AMENDMENT NUMBER 15 TO LOAN DOCUMENTS

This AMENDMENT NUMBER 15 TO LOAN DOCUMENTS (this “Fifteenth Amendment”) is entered into as of July 31, 2010, by and among GVEC RESOURCE IV INC. (the “Agent”), as Agent and as a Lender, PRIVATE EQUITY MANAGEMENT GROUP LLC, a Delaware limited liability company (“PEMG”), EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively, with Parent, the “Borrowers” and each individually, a “Borrower”), with reference to the following facts:

A.                                    Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated as of August 20, 2008, that certain Amendment Number 2 to Loan Documents, dated as of February 12, 2009, that certain Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of March 20, 2009 (as amended by that certain Amendment to Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of Apri1 9, 2009), that certain Amendment Number 4 to Loan Documents, dated as of Apri1 14, 2009, that certain Amendment Number 5 to Loan Documents, dated as of August 14, 2009, that certain Amendment Number 6 to Loan Documents, dated as of November 3, 2009, that certain Amendment Number 7 to Loan Documents, dated as of November 13, 2009, that certain Amendment Number 8 to Loan Documents, dated as of December 31, 2009, that certain Amendment Number 9 to Loan Documents, dated as of Apri1 13, 2010, that certain Amendment Number 10 to Loan Documents, dated as of May 3, 2010, that certain Amendment Number 11 to Loan Documents, dated as of May 17, 2010, that certain Amendment Number 12 to Loan Documents, dated as of June 1, 2010, that certain Amendment Number 13 to Loan Documents, dated as of June 17, 2010 and that certain Amendment Number 14 to Loan Documents, dated as of July 16, 2010 (as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).

NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

1.                                      Defined Terms.  Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.

2.                                      Representations and Warranties.

(a)                                 Each Borrower hereby represents and warrants that, after giving effect to this Fifteenth Amendment, no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Credit Agreement.

(b)                                 All representations and warranties of Borrowers in this Fifteenth Amendment and the Credit Agreement are true and correct as of the date hereof, and shall survive the execution of this Fifteenth Amendment.

3.                                      Amendments.

(a)                                 “Key Milestone” numbered 10, as set forth in Annex Y to the Credit Agreement, as Annex Y has been amended from time to time, is hereby replaced in its entirety with the Key Milestone set forth in Annex Y-6 attached hereto.

(b)                                 The defined term “Maturity Date” in the Credit Agreement shall mean and refer to August 31, 2010.

4.                                      Default.  In addition to all other Events of Default under the Credit Agreement, the following shall constitute Events of Default under this Fifteenth Amendment and the Credit Agreement: (i) Borrowers’ failure to pay any amount when due under this Fifteenth Amendment or to perform any covenant or other agreement contained in this Fifteenth Amendment, or any other document entered into pursuant hereto, and/or (ii) the termination of the Stock Purchase Agreement between Emrise Electronics Corporation and Aeroflex Incorporated dated as of June 7, 2010, as amended from time to time.

5.                                      Conditions Precedent.  The effectiveness of this Fifteenth Amendment is subject to Agent’s receipt of all of the following:

(a)                                 this Fifteenth Amendment and such other agreements and instruments reasonably requested by Agent pursuant hereto (including such documents as are necessary to create and perfect Agent’s interest in the Collateral), each duly executed by each Borrower;

(b)                                 payment by Borrowers to PEMG of an amendment fee in the amount of Thirty Thousand Dollars ($30,000), which shall be nonrefundable as of the date hereof and due and payable as follows: (i) Twenty Thousand Dollars ($20,000) on the date of this Fifteenth Amendment; and (ii) an additional Ten Thousand Dollars ($10,000) on August 20, 2010;

(c)                                  payment by Borrowers of all legal fees and expenses incurred through (which shall be due and payable on, and nonrefundable as of) the date of this Fifteenth Amendment (which shall be remitted via wire transfer according to the instructions set forth on Exhibit A hereto); and

(d)                                 such other documents and completion of such other matters as Agent may reasonably deem necessary or appropriate.

6.                                      Release.

(a)                                 Each Borrower acknowledges that neither Agent, any Lender nor PEMG (the “Released Parties”) would enter into this Fifteenth Amendment without Borrowers’ assurance hereunder.  Except for the obligations arising hereafter under this Fifteenth Amendment, each Borrower hereby absolutely discharges and releases the Released Parties, any person or entity that has obtained any interest from any of them under the Credit Agreement or otherwise and each of the Released Parties’ and such entities’ former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which any Borrower now has against any of them of any nature, including any claims that any Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Credit Agreement or the transactions contemplated thereby.

(b)                                 Each Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

(c)                                  The provisions, waivers and releases set forth in this section are binding upon each Borrower and each Borrower’s shareholders, agents, employees, assigns and successors in interest.  The provisions, waivers and releases of this section shall inure to the benefit of the Released Parties and their respective agents, employees, officers, directors, assigns and successors in interest.

(d)                                 Each Borrower warrants and represents that such Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and no Borrower has heretofore assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.  Each Borrower shall indemnify and hold harmless Agent, each Lender and PEMG from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

(e)                                  The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Fifteenth Amendment and the Credit Agreement, and/or Agent’s, any Lender’s or PEMG’s actions to exercise any remedy available under the Credit Agreement or otherwise.

7.                                      Consultation of Counsel.  Each Borrower acknowledges that such Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Fifteenth Amendment.  Each Borrower has executed this Fifteenth Amendment after reviewing and understanding each provision of this Fifteenth Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Agent.  Each Borrower further acknowledges that such Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Fifteenth Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.

8.                                      Miscellaneous.

(a)                                 Successors and Assigns.  This Fifteenth Amendment shall be binding upon and shall inure to the benefit of Borrower and Agent and their respective successors and assigns;

provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.

(b)                                 Integration.  This Fifteenth Amendment and any documents executed in connection herewith or pursuant hereto contain the entire Fifteenth Amendment between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Fifteenth Amendment; except that any financing statements or other agreements or instruments filed by Agent with respect to Borrower shall remain in full force and effect.

(c)                                  Course of Dealing; Waivers.  No course of dealing on the part of Agent or its officers, nor any failure or delay in the exercise of any right by Agent, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right.  Agent’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent thereafter to demand strict compliance and performance.  Any suspension or waiver of a right must be in writing signed by an officer of Agent.

(d)                                 Time is of the Essence.  Time is of the essence as to each and every term and provision of this Fifteenth Amendment and the other Credit Agreement

(e)                                  Legal Effect.  The Credit Agreement remains in full force and effect.  If any provision of this Fifteenth Amendment conflicts with applicable law, such provision shall be deemed severed from this Fifteenth Amendment, and the balance of this Fifteenth Amendment shall remain in full force and effect.

(f)                                   Choice of Law and Venue; Jury Trial Waiver; Judicial Reference; Service of Process.  Section 12 of the Credit Agreement hereby is incorporated herein by this reference as though fully set forth.

(g)                                  Upon the effectiveness of this Fifteenth Amendment, each reference in the Credit Agreement to “this Fifteenth Amendment,” “hereunder,” “herein” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fifteenth Amendment.

(h)                                 Upon the effectiveness of this Fifteenth Amendment, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “therein,” “thereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Fifteenth Amendment.

(i)                                     Assignment and Indemnity.  Borrower consents to Agent’s assignment, in accordance with Section 13 of the Credit Agreement, of all or any part of Agent’s rights under this Fifteenth Amendment and the Credit Agreement.

9.                                      Entire Amendment; Effect of Fifteenth Amendment.  This Fifteenth Amendment, and the terms and provisions hereof, constitutes the entire Fifteenth Amendment among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly set forth in this Fifteenth Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect.  To the extent any terms or provisions of this Fifteenth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Fifteenth Amendment shall control.  This Fifteenth Amendment is a Loan Document.

10.                               Counterparts; Electronic Transmission.  This Fifteenth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Fifteenth Amendment by signing any such counterpart.  Delivery of an executed counterpart of this Fifteenth Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Fifteenth Amendment.  Any party delivering an executed counterpart of this Fifteenth Amendment by electronic mail also shall deliver an original executed counterpart of this Fifteenth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Fifteenth Amendment

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this AMENDMENT NUMBER 15 TO LOAN DOCUMENTS to be executed and delivered on the date first written above.

EMRISE CORPORATION		EMRISE ELECTRONICS
CORPORATION

By:	/s/ Carmine Oliva	By:	/s/ Carmine Oliva
Name:	Carmine Oliva	Name:	Carmine Oliva
Title:	Chief Executive Officer	Title:	President

CXR LARUS CORPORATION		ADVANCED CONTROL
COMPONENTS, INC.

By:	/s/ Carmine Oliva	By:	/s/ Carmine Oliva
Name:	Carmine Oliva	Name:	Carmine Oliva
Title:	President	Title:	President

CUSTOM COMPONENTS, INC.		GVEC RESOURCE IV INC.,
As Agent and a Lender

By:	/s/ Carmine Oliva	By: PRIVATE EQUITY MANAGEMENT
Name:	Carmine Oliva	GROUP LLC, its Court-Appointed Receiver
Title:	President
		By:	/s/ Robert P. Mosier
		Name:	Robert P. Mosier
		Title:	Receiver

PRIVATE EQUITY MANAGEMENT
GROUP LLC

By:	/s/ Robert P. Mosier
Name:	Robert P. Mosier
Title:	Receiver

[Signature Page to Amendment Number 15 to Loan Documents]

ANNEX Y-6

(Amended “Key Milestones” re Sale of ACC)

Key Milestone #	Date	PEM Deliverable	Description
10	8/31	Closing documentation	• Complete vote and close transaction